Exhibit 99.1

NEW FRONTIER CORPORATION TO ACQUIRE UNITED FAMILY HEALTHCARE

TO CREATE ONE OF CHINA’S LARGEST PUBLICLY LISTED INTEGRATED PRIVATE HEALTHCARE SERVICES COMPANY

Hong Kong, July 30, 2019 — New Frontier Corporation (NYSE: NFC) (“NFC”), a public investment vehicle sponsored by New Frontier Group, and United Family Healthcare (“UFH”), one of the largest and most recognized integrated premium private healthcare operators in China, today announced that they have unanimously approved and entered into a definitive transaction agreement under which NFC will acquire UFH from its existing shareholders, including affiliates of TPG and Fosun Pharma, to create one of China’s largest publicly listed integrated healthcare services company. With an anticipated initial enterprise value of $1,440 million1, the new company will operate under the name of New Frontier Health Corporation (“NFH” or the “Company”) with the mission to deliver high quality and comprehensive healthcare services across China, and to continue to grow through organic expansion and strategic acquisitions.

To fund the purchase price and provide working capital to the Company, in addition to the $478 million of cash raised by NFC in its initial public offering and through forward purchase commitments obtained at the time of NFC’s initial public offering, NFC has obtained an additional $711 million in equity commitments (at $10.00 per share) from a group of well-known investors including Vivo Capital, Nan Fung Group, and a group of strategic investors and global asset managers. Of the additional $711 million in equity commitments, NFC is expected to utilize at least $565 million in support of the acquisition. In addition, investors representing $90 million of cash held in NFC’s trust account have committed not to exercise their redemption rights with respect to their shares. Existing management of UFH and Fosun Pharma, will roll a portion of their ownership in UFH and together are expected to own an aggregate of approximately 12%2 of NFH at closing. As one of the leading pharmaceutical and healthcare companies in China, Fosun Pharma will remain as an important long-term strategic partner. NFC has also obtained debt commitments from certain lenders, pursuant to which the lenders have committed to make available to NFC at closing up to $300 million through a senior term loan facility.

As part of the transaction, UFH is expected to be given the exclusive right to manage New Frontier Group’s 64,000 sq. meter flagship Shenzhen city center hospital, which will anchor UFH’s asset-light management strategy.

Following the close of the transaction, Mr. Antony Leung (Chairman of NFC) will become Chairman of the Company’s board of directors, Mr. Qiyu Chen (Chairman of Fosun Pharma) will be Co-Chairman of the Company’s board of directors, and Ms. Roberta Lipson (Founder and CEO of UFH) will be CEO of NFH. Mr. Carl Wu (CEO of NFC) will lead a new executive committee of the Company’s board of directors to support and guide the management for the continued success of NFH.

1 The aggregate purchase price is approximately $1,300 million, subject to customary adjustments as set forth in the Transaction Agreement. $1,300 million does not include primary capital investments, transaction expenses and others.

2 Based on the current assumptions and subject to outcome of trust account redemption

Upon closing of the transaction, the Company is expected to trade on the New York Stock Exchange under the symbol “NFH”.

UFH highlights:

Since its founding as one of the first international standard privately-owned hospitals in China in 1997, UFH’s mission has been to provide premium quality medical service in China. Over the past 22 years, UFH has witnessed the tremendous growth in the Chinese middle class and the significant increase in demand for high quality private healthcare. Today, UFH is one of the largest integrated private healthcare service providers in China by revenue, with nine hospitals (two of which are under construction3) and 14 clinics in all four first tier cities and select second tier cities.

With a nationwide footprint, UFH is one of the few private integrated healthcare providers in China that offers a comprehensive suite of full life-cycle practices including family medicine, pediatrics, obstetrics, gynecology, IVF, surgery, orthopedics, oncology, and other specialties. Services include primary care, check-ups and preventive services, consultation, diagnostics, both ambulatory and hospital-based treatment and surgical services, and patient-centered care for chronic and acute diseases.

UFH is one of the most recognized brands in the healthcare service sector in China due to its long operating history of delivering care in accordance with international standards. Its Beijing and Shanghai Puxi facilities were among the first JCI (Joint Commission International) accredited facilities in China, and all of UFH’s major facilities with over three years of operating history are reaccredited by JCI on a three-year cycle. UFH proudly manages its operations according to the strictest international practices of safety, transparency, infection control, medical records, patient confidentiality, and peer review.

Due to the accelerating trend of aging population and the rising demand for private healthcare, China’s private hospital sector revenue grew at a CAGR of 25% between 2013 and 2017, according to the National Health Commission of China. Reflecting strong sector growth and a leading position in premium private healthcare, UFH’s adjusted EBITDA* of core existing facilities4 has experienced a 35.9% CAGR from 2015 to 2018. NFC believes that UFH is uniquely positioned to capture sector growth and generate significant organic growth with its current portfolio of hospitals and clinics given its recent strategic investments which created substantial new capacity in UFH’s core geographic markets. Within the past year UFH opened several large facilities in first tier cities, including central Guangzhou, Shanghai Puxi, and Shanghai Pudong, and is in the process of building two new hospitals in central Beijing and Shenzhen. Approximately 70% of the invested / planned capacity5 of UFH’s entire portfolio has less than five years of operating history and has significant organic growth potential.

On consolidated basis, UFH expects total revenue to grow at ~18% CAGR and total Adjusted EBITDA to grow at ~50% CAGR over the next five years as a result of organic growth from our recent substantial capacity expansion.

3 Including the new Beijing Datun and Shenzhen hospitals (management contract will be finalized before closing of this transaction).

4 Core existing facilities include Beijing Hospital, Shanghai Puxi Hospital, Tianjin Hospital, Qingdao Hospital, Beijing Rehab Hospital and their affiliated clinics

5 Measured by area of facilities and including the Beijing Datun hospital

In connection with the transaction, NFC expects to provide the Company with approximately $180 million of additional primary capital6. These proceeds are expected to fund capital expenditure commitments, future expansion of current and new facilities, potential synergistic and accretive acquisitions and transaction expenses.

Antony Leung, Co-Founder and Chairman of New Frontier Group and NFC commented:

“Healthcare has been an important strategic focus for New Frontier. Our goal is to continue building and growing our integrated healthcare platform in China. We aim to provide high-quality and reliable healthcare services to patients and families across their life cycles. We are extremely delighted to start the next chapter of the UFH story. We believe we will be a strong strategic partner given our significant operating and investment experience.”

Qiyu Chen, Chairman of Fosun Pharma and Co-President of Fosun International commented:

“Fosun Pharma has been a long-term supporter and shareholder of UFH, and we are very pleased to remain a strategic shareholder in UFH after this transformative transaction with New Frontier. We believe UFH under the leadership of the new board will deliver significant growth and value to the shareholders of UFH.”

Roberta Lipson, Founder and CEO of United Family Healthcare commented:

“I am very excited that UFH is re-entering the public markets as the leading premium private healthcare services provider with the longest track record in China. The management team is also pleased to have the leadership of Antony and Carl to support UFH to the next level of growth. With this transaction, I am confident we will continue to execute our future growth plan. I’d also like to thank TPG for their support during the past five years. Our partnership with TPG has been hugely rewarding and their experience in developing healthcare companies across Asia and globally has been beneficial to UFH’s continued momentum.”

Carl Wu, Co-Founder and CEO of New Frontier Group and NFC commented:

“We intend to continue to build upon UFH’s strong success and work closely with the management team to further grow the business. We plan to leverage our existing healthcare portfolio to unlock substantial synergistic value through partnering with UFH’s well-established service offering. Together, we believe we will form a much stronger healthcare platform, which will accelerate UFH’s further expansion in China. We also believe that Ms. Roberta Lipson and the existing management team share many similar values and aspirations as us. We, as one team, will work closely together to lead UFH to future success.”

Scott Chen, Partner, TPG Capital Asia commented:

“We invested in UFH with the belief that the company was in a strong position to address a substantial and growing need for quality private healthcare in China. Over the past five years, UFH has had tremendous clinical, operational and commercial success in expanding its footprint and growing its customer base across China. We are very proud of what we have accomplished together and we know that UFH will continue to thrive under the new ownership as New Frontier takes the company to the next level. It has been a pleasure working with the entire UFH team and we wish them all the best for the future.”

6 Subject to outcome of trust account redemption

Shan Fu, Managing Partner, Co-CEO and CEO of Greater China, Vivo Capital commented:

“We are confident in the rise and continuous growth of the premium healthcare services segment in China, and United Family Healthcare is the leading player in this space.  Partnering with New Frontier Group, we believe that UFH will continue to develop capabilities to offer comprehensive healthcare services of the highest quality to patients in China.  Vivo is excited to partner with UFH and plans to leverage our resources to support the growth of the company.”

Details of the transaction:

On July 30, 2019, NFC entered into a definitive agreement to acquire UFH from its existing shareholders including an affiliate of TPG and Fosun Pharma with a combination of stock and cash financing. Upon closing of the transaction, the Company is expected to have an anticipated initial fully diluted enterprise value of $1,440 million, implying 19.3x 2020 projected Adjusted EBITDA7 of UFH’s Beijing hospital and Shanghai-Puxi hospital, which represents approximately 20% of total invested / planned capacity at UFH. Inclusive of all assets, the valuation implies 25.0x 2020 projected Adjusted EBITDA and 15.7x 2021 projected EBITDA respectively.

NFC expects to fund the acquisition of UFH using approximately $478 million of cash proceeds from NFC’s initial public offering and from forward purchase agreements entered into at the time of NFC’s initial public offering, $565 million in private placement proceeds (out of $711 million of commitments) and up to $300 million in loan facility. NFC has received commitments from certain shareholders representing $90 million not to redeem their public shares. Upon the closing of the transaction, NFC expects $180 million of cash to remain on UFH’s balance sheet8, which will be used to fund transaction expenses, capital expenditure commitments and future expansion of the Company.

The board of directors of NFC and UFH have unanimously approved the transaction. Completion of the transaction is subject to approval by the shareholders of NFC, shareholders of Fosun Pharma, and certain other customary closing conditions. A subsidiary of Fosun International, a 37.87% shareholder of Fosun Pharma, has entered into a voting support agreement to vote in favor of the transaction. The transaction is expected to close in the fourth quarter of 2019.

Additional information on the proposed transaction will be included in NFC’s Current Report on Form 8-K which will be filed with U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov.

Credit Suisse and UBS AG are serving as capital markets advisors and Winston & Strawn LLP, Simpson Thacher & Bartlett LLP, Kirkland & Ellis LLP, and Global Law Office are acting as legal advisors to NFC. Cleary Gottlieb Steen & Hamilton LLP and Fangda Partners are acting as legal advisors to TPG, Paul Hastings is acting as legal advisor to Fosun Pharma and Hughes Hubbard & Reed LLP is acting as legal advisor to Roberta Lipson.

7 Including pro rata allocation of RMB 40mn of headquarter expenses

8 Subject to outcome of trust account redemption

Investor Call and Webcast Details

Investors may listen to a conference call regarding the proposed transaction at 10:00 AM U.S. ET on Tuesday, July 30, 2019.

U.S. Toll Free: +1-877-705-6003

International: +1-201-493-6725

A webcast of the call, along with the investor presentation, can be accessed at www.new-frontier.com/en/nfc/.

The call will be available for replay at 1:00 PM U.S. ET on Tuesday, July 30, 2019, through midnight on August 6, 2019, by dialing +1-844-512-2921 toll free in the U.S. or +1-412-317-6671 internationally using the access code 13693281.

About New Frontier Corporation

New Frontier Corporation is a public investment company formed by New Frontier Public Holding Ltd., an affiliate of New Frontier Group, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. New Frontier Group is a China-focused investment group that invests in, builds and operates diversified businesses in the Chinese new economy sectors. For more information, visit www.new-frontier.com

About United Family Healthcare

United Family Healthcare is a leading private healthcare provider offering comprehensive premium healthcare services in China through the operations of its United Family Hospitals and Clinics, a network of private hospitals and affiliated ambulatory clinics. United Family Healthcare currently has nine hospitals and in total over 700 licensed beds in operation or under construction in all four 1st tier cities and selected 2nd tier cities. Further company information may be found at www.unitedfamilyhospitals.com.

About Fosun Pharma

Fosun Pharma( stock code: 600196.SH, 02196.HK) is a leading healthcare Group founded in 1994 in Shanghai, with its business strategically covers important segments of the healthcare industry value-chain, including pharmaceutical manufacturing and R&D, healthcare services, medical devices and diagnosis, as well as pharmaceutical distribution and retail. Facing with the unmet medical needs, Fosun Pharma has established international R&D platforms in the field of innovative chemical drugs, biologics, high-value generic drugs and cell-therapy. With its commitment to innovation for good health, Fosun Pharma will continue insisting on the strategic development approach of “organic growth, external expansion and integrated development”, striving to be one of the leading enterprises in the global healthcare market. For more information, please visit www.fosunpharma.com

About TPG

TPG is a leading global alternative asset firm founded in 1992 with more than $108 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth equity, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com.

About Vivo Capital

Vivo Capital (“Vivo”) is a healthcare-focused investment firm formed in 1996 with over $3.1 billion under management. Vivo is currently making investments out of its growth and private equity fund into promising late-stage private and public healthcare companies in the U.S., Europe, and Greater China, from its Opportunity Fund into promising public healthcare companies, and from its PANDA Fund into promising early-stage innovative healthcare companies.

*Use of Non-IFRS Financial Measures

This press release includes certain financial measures, including Adjusted EBITDA, that were not calculated in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and should not be considered as alternatives to IFRS. Adjusted EBITDA is defined as net income / (loss)plus (i) depreciation and amortization, (ii) interest expense, (iii) other expenses (such as share based compensation), and (iv) provision for income taxes, as further adjusted for one-off rental and relocation expenses as well as the management fee to Fosun Pharma and TPG. NFC and UFH believe that these non-IFRS measures are useful to investors for two principal reasons. First, they believe these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance. Second, these measures are used by UFH’s management to assess its performance and may (subject to the limitations described below) enable investors to compare the performance of UFH and the combined company to its competition. NFC and UFH believe that the use of these non-IFRS financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-IFRS measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with IFRS. Other companies may calculate Adjusted EBITDA and other non-IFRS financial measures differently, and therefore UFH’s non-IFRS financial measures may not be directly comparable to similarly titled measures of other companies. Not all of the information necessary for a quantitative reconciliation of these non-IFRS financial measures to the most directly comparable IFRS financial measures is available without unreasonable efforts at this time.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to the benefits of the proposed business combination, the projections of 2020 and 2021 adjusted EBITDA and generally the future financial performance of the Company following the proposed business combination, changes in the market for UFH’s services and expansion plans and opportunities, including future acquisitions are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing NFC’s or UFH’s views as of any subsequent date, and neither NFC nor UFH undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement to be entered into in connection with the proposed business combination (the “transaction agreement”); (2) the outcome of any legal proceedings that may be instituted against UFH or NFC following announcement of the proposed business combination and related transactions; (3) the inability to complete the transactions contemplated by the transaction agreement due to the failure to obtain approval of the shareholders of NFC or Fosun or satisfy other conditions to the closing of the proposed business combination; (4) the ability to obtain or maintain the listing of the Company’s ordinary shares on the New York Stock Exchange following the proposed business combination; (5) the risk that the proposed business combination disrupts the parties' current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that UFH or NFC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement to be filed by NFC with the SEC in connection with the proposed business combination, including those under “Risk Factors” therein, and other factors identified in NFC’s prior and future filings with the SEC, available at www.sec.gov.

Additional Information About The Business Combination And Where To Find It

NFC intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed business combination and other matters and will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination. NFC’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with NFC’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about NFC, UFH and the proposed business combination. NFC’s shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by NFC, without charge, at the SEC's website located at www.sec.gov or by directing a request to NFC, 23rd Floor, 299 QRC 287-299, Queen’s Road Central, Hong Kong, Attention: Harry Chang, or by telephone at (852) 3703-3251. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

NFC and UFH and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NFC’s shareholders with respect to the business combination. Information about such persons, including their name and a description of their interests in NFC, UFH and the business combination, as applicable, will be set forth in the proxy statement for the business combination, when it becomes available. The proxy statement will be available free of charge at the SEC’s website at www.sec.gov, or by directing a request to NFC, 23rd Floor, 299 QRC 287-299, Queen’s Road Central, Hong Kong, Attention: Harry Chang, or by telephone at (852) 3703-3251.

Contact:

ICR, LLC

Media

US:

James Heins

Tel: +1-203-682-8200

Email: james.heins@icrinc.com

Asia:

Jeff Pei

Tel: +86 10 6583 7514

Email: Jianfeng.pei@icrinc.com

Investors

William Zima/Rose Zu

Tel: +1-203-682-8200

Email: bill.zima@icrinc.com/rose.zu@icrinc.com